CSFB04-AR01_G6 - Price/DM - VI-M-2

Balance	Contact Desk	Delay	0	Index	LIBOR 1MO | 1.1	WAC(6)	6.5507	WAM(6)	358
Coupon	2.7	Dated	1/29/2004	Mult / Margin	1 / 1.6000	NET(6)	6.262385	WALA(6)	2
Settle	1/30/2004	First Payment	2/25/2004	Cap / Floor	11.000 / 0.00

*Pays 1 ML + 1.60% up to the 5.00% Call. Spread then 1ML + 2.10 after the Call.

Price	15 CPR –Call (Y)	20 CPR –Call (Y)	25 CPR –Call (Y)	28 CPR –Call (Y)	30 CPR –Call (Y)	32 CPR –Call (Y)	35 CPR –Call (Y)	40 CPR –Call (Y)	45 CPR –Call (Y)	50 CPR –Call (Y)	55 CPR –Call (Y)	60 CPR –Call (Y)

100-00	160.00	160.00	160.00	160.00	160.00	160.00	160.00	160.00	160.00	160.00	160.00	160.00

WAL	7.21	5.46	4.41	4.00	3.80	3.63	3.44	3.25	3.17	3.15	3.18	3.18
Mod Durn	6.501	5.042	4.141	3.786	3.603	3.454	3.290	3.116	3.037	3.024	3.050	3.050
Principal Window	Jan08 – Jul16	Feb07 – Aug13	Feb07 – Aug11	Feb07 – Oct10	Feb07 – Apr10	Feb07 – Nov09	Feb07 – Apr09	Feb07 – Jun08	Feb07 – Nov07	Feb07 – May07	Feb07 – May07	Feb07 – Apr07

LIBOR 1MO	1.10000	1.10000	1.10000	1.10000	1.10000	1.10000	1.10000	1.10000	1.10000	1.10000	1.10000	1.10000
LIBOR 6MO	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000
LIBOR 1YR	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000
CMT 1YR	1.22300	1.22300	1.22300	1.22300	1.22300	1.22300	1.22300	1.22300	1.22300	1.22300	1.22300	1.22300

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.